UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TERRA INCOME FUND 6, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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**ATTENTION** THIS IS AN ADJOURNMENT NOTICE TERRA INCOME FUND 6, INC. NEW MEETING DATE IS SEPTEMBER 22, 2021 Dear Shareholder, We are writing to inform you that the Terra Income Fund 6, Inc. Annual Meeting of Stockholders scheduled for August 23, 2021, has been adjourned due to a lack of sufficient votes being received. Our records indicate that we have not received your vote. Your vote is very important no matter how many shares you own. The new meeting date is scheduled for September 22, 2021, at 11:00 am Eastern Time. By voting your shares prior to the adjourned meeting date you can help reduce the costs of further solicitation. Once your vote is cast, you will be removed from further contact related to this meeting. Please note: The Annual Meeting of Stockholders will be held via Webcast only. If you would like to register to attend the adjourned meeting you must pre- register by going to www.proxydocs.com/Terra prior to the meeting date. Thank You.